SCHEDULE F
                                       TO
                        THE ADVISORS' INNER CIRCLE FUND
                        AMENDED AND RESTATED RULE 18F-3
                              MULTIPLE CLASS PLAN
                            DATED FEBRUARY 21, 2007

                                   WHG FUNDS

--------------------------------------------------------------------------------
FUND                                      INSTITUTIONAL CLASS       A CLASS
--------------------------------------------------------------------------------
WHG LargeCap Value Fund                           X                     X
--------------------------------------------------------------------------------
WHG SMid Cap Fund                                 X
--------------------------------------------------------------------------------
WHG SmallCap Value Fund                           X
--------------------------------------------------------------------------------
WHG Income Opportunity Fund                       X                     X
--------------------------------------------------------------------------------
WHG Balanced Fund                                 X
--------------------------------------------------------------------------------
WHG Dividend Growth Fund                          X
--------------------------------------------------------------------------------